Exhibit 21

Corning Incorporated and Subsidiary Companies

Subsidiaries of the Registrant as of December 31, 2016 are listed below:

Alliance Fiber Optic Products Co. Ltd.	Delaware
Axygen BioScience, Inc.	Delaware
Axygen Holdings Corporation	Delaware
Axygen, Inc.	California
CCS Holdings, Inc.	Delaware
CCS Technology, Inc.	Delaware
Corning B.V.	Netherlands
Corning China (Shanghai) Regional Headquarter	China
Corning Display Technologies (China) Co., Ltd.	China
Corning Display Technologies (Hefei) Co., Ltd.	China
Corning Display Technologies Taiwan Co., Ltd.	Taiwan
Corning Finance B.V.	Netherlands
Corning Finance Luxembourg S.à.r.l.	Luxembourg
Corning GmbH	Germany
Corning Holding GmbH	Germany
Corning Hungary Data Services Limited Liability Company	Hungary
Corning International Corporation	Delaware
Corning International KK	Japan
Corning International Luxembourg S.à.r.l.	Luxembourg
Corning Japan KK	Japan
Corning Luxembourg S.à.r.l.	Luxembourg
Corning Mauritius Ltd.	Mauritius
Corning NetOptix, Inc.	Delaware
Corning Optical Communications LLC	North Carolina
Corning Optical Communications Holding Co., Inc.	Delaware
Corning Optical Communications Vermoegensverwaltungsgesellschaft GmbH	Germany
Corning Precision Materials Co., Ltd.	Korea
Corning Property Management Corporation	Delaware
Corning Research & Development Corporation	Delaware
Corning SAS	France
Corning (Shanghai) Co., Ltd.	China
Corning Singapore Holdings Private Limited	Singapore
Corning SK Luxembourg S.a r.l.	Luxembourg
Corning Specialty Materials, Inc.	Delaware
Corning Technologies (H.K.) Limited	Hong Kong
Corning Telecommunications Luxembourg S.à.r.l.	Luxembourg
Corning Treasury Services DAC	Ireland
Corning Tropel Corporation	Delaware
Corning Ventures France SAS	France
Corning Ventures S.à.r.l.	Luxembourg
Discovery Labware, Inc.	Delaware
TR Manufacturing, LLC	Delaware
US Conec Ltd.	Delaware

Companies accounted for under the equity method as of December 31, 2016 are listed below:

Cormetech, Inc.	Delaware
DC HSC Holdings LLC	Delaware
Eurokera Guangzhou Co., Ltd.	China
Eurokera North America, Inc.	Delaware
Eurokera S.N.C.	France
Eurokera (Thailand) Limited	Thailand
Hemlock Semiconductor, LLC	Delaware
Invenios, LLC	Delaware
Keraglass S.N.C.	France
Menlo Microsystems, Inc.	Delaware
Samsung Corning Advanced Glass LLC	South Korea

Summary financial information on Corning's equity basis companies is included in Note 7 (Investments) to the Consolidated Financial Statements in this Annual Report on Form 10-K.  Certain subsidiaries, which considered in the aggregate as a single subsidiary, that would not constitute a significant subsidiary, per Regulation S-X, Article 1, as of December 31, 2016, have been omitted from this exhibit.